Exhibit 8.2

[SKADDEN LETTERHEAD]

March [  ], 2016

Starwood Hotels & Resorts Worldwide, Inc.

One Star Point

Stamford, Connecticut  06902

RE:                           Agreement and Plan of Merger, Dated as of October 27, 2015

Ladies and Gentlemen:

We have acted as special tax counsel to Starwood Hotels & Resorts Worldwide, Inc., a Maryland corporation (“Starwood”), in connection with the proposed distribution (the “Distribution”) by Starwood to its stockholders of shares of common stock in Vistana Signature Experiences, Inc., a Delaware corporation and a wholly-owned direct subsidiary of Starwood (“Vistana”), followed by the merger  (the “Merger”) of Iris Merger Sub, Inc. (“Merger Sub”), a Delaware corporation and a wholly-owned direct subsidiary of Interval Leisure Group, Inc., a Delaware corporation (“ILG”), with and into Vistana, as described in the Agreement and Plan of Merger, dated as of October 27, 2015, as amended and restated, among Starwood, Vistana, ILG and Merger Sub (the “Merger Agreement”) and the preparation and filing of the Registration Statement of ILG on Form S-4, which includes the related Proxy Statement/Prospectus (including all amendments and exhibits thereto) (the “Registration Statement”) filed with the Securities and Exchange Commission (the “Commission”).  Unless otherwise indicated, each capitalized term used herein has the meaning ascribed to it in the Merger Agreement.

In preparing our opinion set forth below, we have examined and relied upon originals or copies, certified or otherwise identified to our satisfaction, of the Merger Agreement, the Separation Agreement and the Ancillary Agreements, as defined in the Separation Agreement, pursuant to which the Distribution and the Merger will be effected, including the exhibits thereto (collectively, the “Transaction Documents”), the Registration Statement, the representation letters, dated the date hereof, of Starwood, Vistana and ILG delivered to us for purposes of our opinion (the “Representation Letters”) and such other documents, certificates and records as we have deemed necessary or appropriate as a basis for our opinion.  In addition, we have examined and reviewed originals or copies, certified or otherwise identified to our satisfaction, of the Agreement and Plan of Merger, dated as of November 15, 2015, by and among Starwood, Solar Merger Sub 1, Inc., a Maryland corporation and a wholly-owned direct subsidiary of Starwood (“Holdco”), Solar Merger Sub 2, Inc., a Maryland corporation and a wholly-owned direct subsidiary of Holdco, Mars Merger Sub, Inc., a Maryland corporation and a wholly-owned direct subsidiary of Marriott International, Inc., a Delaware corporation (“Marriott”), and Mars Merger Sub, LLC, a Delaware limited liability company and a wholly-owned direct subsidiary of Marriott, providing for the acquisition of Starwood by Marriott through a series of business combinations (the “Marriott Merger Agreement”), and the Registration Statement of Marriott on Form S-4, which includes the related Joint Proxy Statement/Prospectus (including all amendments and exhibits thereto) (the “Marriott Registration Statement”).  In our examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed, photostatic or electronic copies, and the authenticity of the originals of such latter documents.

In rendering our opinion, we have relied upon statements and representations of officers and other representatives of Starwood, Vistana and ILG, and we have assumed that such statements and representations, including those set forth in the Representation Letters, are and will continue to be true, correct and complete as of the time of the Distribution and the closing of the Merger (the “Effective Time”) without regard to any qualification as to knowledge, belief, intent or otherwise and that each of the representations and certifications made in the future tense by Starwood, Vistana and ILG in the Representation Letters will be true, correct and complete at the time or times contemplated by such representation or certification.  We have assumed that the Representation Letters will be re-executed in substantially the same form by appropriate officers and that we will render our opinion pursuant to Section 7.03(b) of the Merger Agreement, each as of the Effective Time.

In rendering our opinion, we have assumed that (i) the Distribution and the Merger will be consummated in the manner described in the Transaction Documents and the Registration Statement and none of the material terms or conditions contained therein will have been waived or modified in any respect prior to the Effective Time, (ii) the Registration Statement, the Transaction Documents and the

Representation Letters accurately reflect all of the material facts relating to Starwood, Vistana, ILG and Merger Sub, and (iii) the Combination Transactions as defined in the Marriott Merger Agreement, if consummated, will be consummated in the manner described in the Marriott Merger Agreement and the Marriott Registration Statement and will qualify as reorganizations within the meaning of Section 368(a) of the Code.  Our opinion assumes and is expressly conditioned on, among other things, the initial and continuing accuracy of the facts, information, covenants, representations and warranties set forth in the documents referred to above, including those set forth in the Representation Letters.

Our opinion is based on the Internal Revenue Code of 1986, as amended (the “Code”), Treasury regulations promulgated thereunder, judicial decisions, published positions of the Internal Revenue Service, and such other authorities as we have considered relevant, all as in effect on the date of our opinion and all of which are subject to change or different interpretations, possibly with retroactive effect.  A change in the authorities upon which our opinion is based could affect the conclusions expressed herein.  There can be no assurance, moreover, that our opinion will be accepted by the Internal Revenue Service or, if challenged, by a court.

Based upon the foregoing, and subject to the limitations, qualifications, assumptions and caveats set forth herein and in the Registration Statement, it is our opinion that:

(1)                                 Starwood stockholders should not recognize gain or loss on the receipt of Vistana common stock in the Distribution.

(2)                                 The aggregate tax basis in the shares of Starwood common stock and Vistana common stock in the hands of each Starwood stockholder immediately after the Distribution should be the same as the aggregate tax basis in the shares of Starwood common stock held by such stockholder immediately before the Distribution, allocated between the shares of Starwood common stock and Vistana common stock in proportion to their relative fair market values immediately following the Distribution.

(3)                                 Each Starwood stockholder’s holding period for the Vistana common stock received in the Distribution should include the holding period for the Starwood common stock with respect to which the Vistana common stock was received, provided that such Starwood common stock is held as a capital asset.

(4)                                 The Distribution should qualify as a reorganization under Sections 368(a) and 355 of the Code.  Starwood should not recognize gain or loss on the Distribution, subject to Section 355(e) of the Code as to which we render no opinion.

(5)                                 The Merger should qualify as a reorganization under Section 368(a) of the Code.

(6)                                 Vistana should not recognize gain or loss in the Merger.

(7)                                 Holders of Vistana common stock should not recognize gain or loss upon the exchange of Vistana common stock solely for ILG common stock in the Merger.

(8)                                 The aggregate tax basis in the shares of ILG common stock received by a holder of Vistana common stock in the Merger (including fractional shares deemed received) should be equal to such holder’s aggregate tax basis in its Vistana common stock surrendered in exchange for the ILG common stock.

(9)                                 A holder’s holding period for the ILG common stock received in the Merger (including fractional shares deemed received) should include the holding period for the Vistana common stock surrendered in the Merger, provided that such Vistana common stock is held as a capital asset.

(10)                          A holder of Vistana common stock who receives cash in lieu of a fractional share of ILG common stock in the Merger should recognize gain or loss measured by the difference between the basis of the fractional share deemed to be received, as determined above, and the amount of cash received in lieu of such fractional share.  Any gain or loss should be treated as a capital gain or loss, provided such fractional share of ILG common stock is held as a capital asset, and should be long-term capital gain or loss if the holder’s holding period for its Vistana common stock, as determined above, exceeds one year at the Effective Time.

Except as set forth above, we express no other opinion.  Our opinion has been prepared for you solely in connection with the Distribution and the Merger and may not be relied upon by any other person without our prior written consent.  Our opinion is being delivered prior to the consummation of the proposed transactions and therefore is prospective and dependent on future events.  No assurance can be given that future legislative, judicial or administrative changes, on either a prospective or retroactive basis, or future factual developments, would not adversely affect the accuracy of the conclusions stated herein.  Our opinion is expressed as of the date hereof, and we are under no obligation to supplement or revise our opinion to reflect any legal developments or factual matters arising subsequent to the date hereof or the impact of any information, document, certificate, record, statement, representation, covenant, or assumption relied upon herein that becomes incorrect or untrue.

We hereby consent to the filing of our opinion as Exhibit 8.2 to the Registration Statement.  We also consent to the use of our firm name in the Registration Statement under the headings “U.S. Federal Income Tax Consequences of the Distribution and the Merger” and “Legal Matters.”  In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Commission thereunder.

Very truly yours,